UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2005

Dycom Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-10613	591277135
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11770 US Highway 1, Suite 101, Palm Beach Gardens, Florida		33408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-627-7171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2005, Dycom Industries, Inc. ("the Company") entered into a First Amendment ("the Amedment") to its Credit Agreement, dated as of December 21, 2004 (the "Closing Date"), with certain lenders named therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the other lender party thereto.

The Amendment modifies the Credit Agreement to permit the use of borrowings and cash on hand, in an aggregate amount of not more than $225 million, to repurchase common stock of the Company. The Credit Agreement, as amended, permits the Company to issue up to $200 million of senior subordinated notes and/or borrow up to $75 million under the Credit Agreement to fund such repurchases. The Amendment also amends, among other things, certain financial covenants in the Credit Agreement. After giving effect to the Amendment, the Company is required to (i) maintain a consolidated leverage ratio of (a) prior to the Stock Repurchase, not greater than 2.75 to 1.0 and (b) after the Stock Repurchase, not greater than 3.00 to 1.0., (ii) maintain an interest coverage ratio of not less than 2.75 to 1.00, as measured at the end of each fiscal quarter and (iii) maintain Consolidated Tangible Net Worth, which shall be calculated at the end of each fiscal quarter, of not less than (a) prior to the Stock Repurchase, $200,000,000 plus 50% of Consolidated Net Income (if positive) from the Closing Date to the date of computation plus 75% of the Equity Issuances made from the Closing Date to the date of computation and (b) after the Stock Repurchase, $50,000,000 plus 50% of Consolidated Net Income (if positive) from the First Amendment Effective Date to the date of computation plus 75% of the Equity Issuances made from the First Amendment Effective Date to the date of computation. Unless otherwise defined herein, capitalized terms are used with the meanings set forth in the Credit Agreement, as amended.

The full text of the First Amendment to the Credit Agreement is attached as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 First Amendment to Credit Agreement, dated as of September 12, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dycom Industries, Inc.

September 13, 2005	By:	Richard L. Dunn

Name: Richard L. Dunn
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of September 12, 2005